UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2022

TPCO Holding Corp.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-56348	98-1566338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Leigh Avenue, San Jose, California	95125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (669) 279-5390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01   Entry into a Material Definitive Agreement.

On December 29, 2022, TPCO Holding Corp., a British Columbia corporation (the “Company”) and certain of its subsidiaries (CMG, TPCO-US, and NC3, each as defined under clause (c) below) entered into a Modification Agreement (the “Roc Modification Agreement”), by and between the Company and ROC Nation LLC (“ROC”).  In addition, on December 29, 2022 the Company and certain of its subsidiaries entered into a series of agreements with SC Branding, LLC (“SC Branding”) and certain of SC Brandings’ affiliates, including (a) a Termination Agreement (the “Termination Agreement”), by and between the Company and SC Branding, (b) a Services Agreement (the “Services Agreement”), by and between the Company and SC Branding, (c) a Brand Transfer Agreement (the “Brand Transfer Agreement”), by and among the Company, CMG Partners, Inc. (“CMG”), TPCO US Holding, LLC (“TPCO-US”), and NC3 Systems, Inc. (“NC3”), on the one hand, and SC Branding and Mother Room, LLC (“Mother Room”), on the other hand, and (d) a License Agreement, by and between Mother Room and TPCO-US (the “License Agreement” and together with the Termination Agreement, the Services Agreement, and the Brand Transfer Agreement, the “SC Branding Agreements”).

The Roc Modification Agreement supplants an existing Binding Heads of Terms Agreement, dated November 24, 2020, between ROC and the Company (the “Prior Roc Agreement”).  The Roc Modification, among other things, terminated various ongoing ROC service obligations and eliminated future Company equity contributions to ROC pursuant to the Prior Roc Agreement. Furthermore, in connection with the Roc Modification Agreement (i) ROC agreed to surrender to the Company 4,865,939 common shares of the Company, (ii) ROC and the Company agreed to a three-year plan of collaboration with respect to resolving issues of social equity associated with harms created by the prohibition of cannabis and (iii) ROC undertook to introduce various ROC partners and artists to the Company over a three-year period.

Under the SC Branding Agreements, among other things, (A) the parties terminated the existing Brand Strategy Agreement, dated November 24, 2020, between the Company and SC Branding, (B) the parties cancelled the Company’s obligation to make all future annual payments pursuant to such Brand Strategy Agreement, (C) the parties created a three-year plan of collaboration with respect to resolving issues of social equity associated with harms created by the prohibition of cannabis, (D) the Company and certain of its subsidiaries transferred all rights to the Monogram brand to Mother Room, and (E) Mother Room granted to TPCO-US a license to use the Monogram brand in connection with the legal cannabis businesses in California for an eight-year term, subject to termination under certain conditions. In addition, pursuant to the Brand Transfer Agreement, SC Branding and certain of its affiliates agreed to surrender to the Company 2,255,300 common shares of the Company.

The foregoing description of the Modification Agreement, the Termination Agreement, the Services Agreement, the Brand Transfer Agreement, and the License Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Modification Agreement, the Termination Agreement, the Services Agreement, the Brand Transfer Agreement, and the License Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

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Item 1.02   Termination of a Material Definitive Agreement.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Modification Agreement, dated as of December 29, 2022 by and between TPCO Holding Corp. and Roc Nation LLC

10.2	Termination Agreement, dated as of December 29, 2022 by and between TPCO Holding Corp. and SC Branding, LLC

10.3	Services Agreement, dated as of December 29, 2022 by and between TPCO Holding Corp. and SC Branding, LLC

10.4

Brand Transfer Agreement, dated as of December 29, 2022 by and between, on the one hand, TPCO Holding Corp., CMG Partners, Inc., TPCO US Holding LLC and, on the other hand, SC Branding LLC and Mother Room, LLC

10.5	License Agreement, dated as of December 29, 2022, by and among Mother Room, LLC and TPCO US Holding LLC

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2023

TPCO HOLDING CORP.

By:	/s/ Mike Batesole
Name:	Mike Batesole
Title:	Chief Financial Officer

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